                                                                   EXHIBIT 24.6



STATE OF                 )
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COUNTY OF                )
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                              POWER OF ATTORNEY


         Know all men by these presents that I, ROBERT J. KEHL, a Director of CROWN CASINO CORPORATION, a Texas corporation, do constitute and appoint EDWARD R. MCMURPHY and MARK D. SLUSSER, jointly and severally, my true and lawful attorneys-in-fact, each with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for CROWN CASINO CORPORATION, for the fiscal year ended April 30, 1995, and to file the same with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as any of the said attorneys-in-fact deem appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

In witness whereof, I have hereunto set my hand and seal this 11th day of August, 1995.



                                                  /s/ Robert J. Kehl
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                                                  ROBERT J. KEHL


                               ACKNOWLEDGEMENT


         Before me this 11th day of August, 1995, came ROBERT J. KEHL, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


      [SEAL]        KAREN A. DEMUTH               /s/ Karen A. DeMuth
                 MY COMMISSION EXPIRES            ------------------------------
                        9/26/97                   Notary Public

                                                  State of Iowa
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                                                  My Commission Expires: 9/26/97
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